                                                                    EXHIBIT 11.1

                         INTERNATIONAL COMPUTEX, INC.
                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE


Income per share calculations:

                                      1996
                                    ---------
Net income                          1,134,384
                                    =========

Weighted average number
  of common and common
  equivalent shares are as
  follows:

  Weighted average common
    shares outstanding              2,125,000

  Shares issued from assumed
    exercise of common stock
    equivalents (1)                   162,855
                                    ---------

Weighted average number
  of common and common
  equivalent shares
  outstanding                       2,287,855
                                    =========

Per share data:
  Net income                              .50
                                    =========

  (1) Shares issued from assumed exercise of common stock equivalents include the number of incremental shares which would result from applying the treasury stock method.